      6. Conditions of the Obligation of the Purchaser. The obligation of the Purchaser to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

            (a) On or prior to the date hereof, the Purchaser shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder (the "Rules and Regulations") and to the effect that:

                  (i) in their opinion the financial statements and schedules and any summary of earnings examined by them and included or incorporated by reference in the Offering Document comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                  (ii) they have performed the procedures specified by the
            American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included or incorporated by reference in the Offering Document;

                  (iii) on the basis of the review referred to in clause (ii)
            above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                  (A) the unaudited financial statements and any summary of
               earnings included or incorporated by reference in the Offering Document do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                  (B) if any unaudited "capsule" information is contained in the
               Offering Document, such information does not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements;

                  (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any increase in consolidated net current liabilities or any decrease in consolidated net current assets or net assets or stockholders' equity, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Offering Document; or

                  (D) for the period from the closing date of the latest income statement included or incorporated by reference in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income, in the total or per share amounts of consolidated income before extraordinary items, net income or in the ratio of earnings to fixed charges;

            except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter; and

                  (iv) they have compared specified dollar amounts (or
            percentages derived from such dollar amounts) and other financial information contained or incorporated by reference in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

            (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of the Purchaser, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company, including the Offered Securities, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating);
      (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Purchaser, the effect of any event or change referred to in this clause (v) is so adverse and material as to make it impractical or inadvisable to proceed with the completion of the offering or the sale of and payment for the Offered Securities, or (vi) any change in U.S. or international financial, political or economic conditions if, in the judgment of the Purchaser, the effect of any event or change referred to in this clause (vi) is so adverse and material as to make it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities.

            (c) The Purchaser shall have received an opinion, dated the Closing Date, of Palmer & Dodge LLP, counsel for the Company, reasonably satisfactory in form and substance to the Purchaser and solely to the effect that:

                  (i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Florida, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Document, and to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement and the Indenture;

                  (ii) Each of the Offered Securities and the Indenture has been duly authorized, executed and delivered by the Company; the Offered Securities, when validly authenticated and delivered by the Trustee, will be validly issued and conform as to legal matters to the description thereof contained in the Offering Document; the Offered Securities and the Indenture, when validly authenticated, executed and delivered by the Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles; and the Offered Securities are entitled to the benefits of the Indenture;

                  (iii) No filing, registration or qualification with, or
            authorization, approval, consent, license, order or decree of, any court or governmental agency or body is necessary or required in connection with the due authorization, execution and delivery of this Agreement, the Registration Rights Agreement or the Indenture or for the offering, issuance, sale or delivery of the Offered

            Securities or the Exchange Securities by the Company or the Offered Securities by the Holders, except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective, and except such as may be required under state securities laws as to which such counsel need express no opinion, and assuming the accuracy of the Purchaser's representations set forth in Section 4 of this Agreement, and the due performance by the Purchaser of its agreements as set forth in that Section, including the resale of the Offered Securities in conformity with such representations and agreements;

                  (iv) The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Offered Securities and the Indenture and the consummation of the transactions contemplated by this Agreement (including the issuance and sale of the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described in the Offering Document under the caption "Use of Proceeds") and the Registration Rights Agreement, do not and will not, whether with or without the giving of notice or lapse of time or both, (i) violate, constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument that is listed as an exhibit to the Company's Form 10-K for the year ended December 31, 2001 or any of the Company's Forms 10-Q or 8-K filed thereafter but on or prior to the date of such opinion, or (ii) violate (x) the charter or by-laws of the Company, (y) any applicable statute or rule or regulation, or (z) any judgment, order, writ or decree known to such counsel of any government, government instrumentality or court;

                  (v) The Company is not and, after giving effect to the
            offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act of 1940;

                  (vi) The statements in the Offering Document under the caption
            "Description of Notes," insofar as such statements purport to constitute a summary of the terms of the Offered Securities, constitute an accurate summary thereof in all material respects;

                  (vii) The Company is exempt from the provisions of the Public
            Utility Holding Company Act, except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies;

                  (viii) Each of this Agreement and the Registration Rights
            Agreement has been duly authorized, executed and delivered by the Company; and the Registration Rights Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except that such counsel need express no opinion as to the enforceability of Section 5 thereof), subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles (whether considered in a proceeding in equity or at law).

                  (ix) The Exchange Act Reports (other than the financial
            statements and supporting schedules included therein or omitted therefrom, as to which such counsel need not express an opinion), when they became effective or were filed with the Commission, or as subsequently amended prior to the date of this Agreement, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the applicable published rules and regulations thereunder; and

                  (x) It is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the Purchaser pursuant to this Agreement or (ii) the resales of the Offered Securities by the Purchaser in the manner contemplated hereby to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act assuming the accuracy of the Purchaser's representations set forth in Section 4 of this Agreement, and the due performance by the Purchaser of its agreements as set forth in that Section, including the resale of the Offered Securities in conformity with such representations and agreements.

                  In giving such opinion, such counsel may limit its opinion to the law of The Commonwealth of Massachusetts and the federal law of the United States. Such counsel may also state that it has relied upon certificates of public officials and, insofar as such opinion involves factual matters, it has relied upon certificates of officers of the Company. In rendering its opinion, such counsel may rely as to matters of Florida law upon the opinion of Sheila M. McDevitt, Esq., and may assume the due authorization, execution and delivery of all documents by parties thereto, other than the Company. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes it to believe that the Offering Document, as of the date of this Agreement or as of the Closing Date, or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no comment as to the financial statements, including the notes thereto and supporting schedules, or other financial information and data contained in the Offering Document. With respect to such statement, such counsel may state that its belief is based upon procedures set forth therein satisfactory to the Purchaser but is without independent investigation or verification.

            (d) The Purchaser shall have received an opinion, dated the Closing Date, of Sheila M. McDevitt, Esq., general counsel of the Company, reasonably satisfactory in form and substance to the Purchaser and solely to the effect that:

                  (i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Florida, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Document and to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement and the Indenture;

                  (ii) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Document; except as otherwise disclosed in the Offering Document, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned of record and, to the best of such counsel's knowledge, beneficially, by the Company, directly or indirectly through subsidiaries of the Company, free and clear of any lien, encumbrance or defect; and none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or, to the best of such counsel's knowledge, similar rights of any securityholder of such Significant Subsidiary;

                  (iii) Each of the Offered Securities and the Indenture has
            been duly authorized, executed and delivered by the Company; the Offered Securities, when validly authenticated and delivered by the Trustee, will be validly issued; the Offered Securities and the Indenture, when validly authenticated, executed and delivered by the Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles;

                  (iv) All descriptions in the Offering Document of written
            contracts and other documents to which the Company is a party are accurate in all material respects;

                  (v) No filing, registration or qualification with, or
            authorization, approval, consent, license, order or decree of, any court or governmental agency or body (including without limitation the Florida Public Service Commission) is necessary or required in connection with the due authorization, execution and delivery of this Agreement, the Registration Rights Agreement or the Indenture or for the offering, issuance, sale or delivery of the Offered Securities by the Company, except such as may be required under state securities laws as to which such counsel need express no opinion, and assuming the accuracy of the Purchaser's representations set forth in Section 4 of this Agreement, and the due performance by the Purchaser of its agreements as set forth in that Section, including the resale of the Offered Securities in conformity with such representations and agreements;

                  (vi) The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Offered Securities and the Indenture and the consummation of the transactions contemplated by this Agreement (including the issuance and sale of the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described in the Offering Document under the caption "Use of Proceeds") and the Registration Rights Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, (i) violate, constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument that is listed as an exhibit to the Company's Form 10-K for the year ended December 31, 2001 or any of the Company's Forms 10-Q or 8-K filed thereafter but on or prior to the date of such opinion, or (ii) violate (x) the charter or by-laws of the Company or any Significant Subsidiary, (y) any applicable statute, rule or regulation, or (z) any judgment, order, writ or decree known to such counsel of any government, government instrumentality or court; and

                  (vii) Each of this Agreement and the Registration Rights
            Agreement has been duly authorized, executed and delivered by the Company;

                  In giving such opinion, such counsel may limit her opinion to the law of the State of Florida, and such counsel may rely as to all matters governed by the laws of jurisdictions other than the law of the State of Florida, upon the opinion of counsel satisfactory to the Purchaser. Such counsel may assume the due authorization, execution and delivery of documents by the parties thereto, other than the Company.

                  In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes her to believe that the Offering Document, as of the date of this Agreement or as of the Closing Date, or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no comment as to the financial statements, including the notes thereto and supporting schedules, or other financial information and data contained in the Offering Document. With respect to such statement, such counsel may state that her belief is based upon procedures set forth therein satisfactory to the Purchaser but is without independent investigation or verification.

            (e) The Purchaser shall have received from Ropes & Gray, counsel for the Purchaser, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities delivered on such Closing Date, the Offering Document and other related matters as the Purchaser may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (f) The Purchaser shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document.

            (g) The Purchaser shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

      The Company will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Purchaser reasonably requests. The Purchaser may in its sole discretion waive compliance with any conditions to the obligation of the Purchaser hereunder.

      7. Indemnification and Contribution.

            (a) The Company will indemnify and hold harmless the Purchaser, its partners, directors and officers and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or the Preliminary Offering Circular, as amended or supplemented, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the

      Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and, provided, further, that, this indemnity with respect to the Offering Document, the Preliminary Offering Circular, or any amendment or supplement thereto, shall not inure to the benefit of the Purchaser (or any person controlling the Purchaser) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Securities that are the subject thereof to the extent such sale was an initial resale of the Securities if (i) the Purchaser did not send or deliver to such person a copy of the Offering Document (or the Offering Document, as amended or supplemented) (excluding delivery of documents incorporated therein by reference) at or prior to the confirmation of the sale of the Offered Securities to such person (but only to the extent that such loss, claim, damage or liability is determined by a court of competent jurisdiction to arise out of the untrue statement or omission of a material fact that was corrected in the Offering Document (or the Offering Document, as amended or supplemented) that was not delivered by the Purchaser at or prior to confirmation of sale) in any case where such delivery is required by the Act, (ii) the Company has provided to the Purchaser sufficient quantities of the Offering Document (or the Offering Document, as amended or supplemented) in sufficient time to enable the Purchaser to deliver to such person a copy of the Offering Document (or the Offering Document, as amended or supplemented) in a timely manner, and
      (iii) the untrue statement or omission of a material fact contained in the Offering Document, the Preliminary Offering Circular or any amendment or supplement thereto was corrected in the Offering Document (or the Offering Document, as amended or supplemented).

            (b) The Purchaser will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or the Preliminary Offering Circular, or any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Purchaser consists of the following information in the Offering Document: (i) the second sentence of the eighth paragraph under the caption "Plan of Distribution" and (ii) the ninth paragraph under the caption "Plan of Distribution".

            (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party.

            (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or
      (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchaser from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection
      (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

            (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each partner, director or officer of the Purchaser and each person, if any, who controls the Purchaser within the meaning of the Securities Act; and the obligations of the Purchaser under this Section shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

      8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Purchaser is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchaser pursuant to
Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Purchaser is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv),
(v) or (vi) of Section 6(b), the Company will reimburse the Purchaser for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

      9. Notices. All communications hereunder will be in writing and, if sent to the Purchaser will be mailed, delivered or telegraphed and confirmed to the Purchaser at Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transaction Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 702 North Franklin Street, Tampa, Florida 33602,
Attention: Corporate Secretary.

      10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the partners, officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

      11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

      12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

      13. Additional Purchaser Representation. The Purchaser further represents to the Company that on the Closing Date the Purchaser will deliver the Outstanding Notes to the Company free and clear of any pledge, lien, security interest, encumbrance or claim that the Purchaser created, permitted or imposed on the Outstanding Notes during the period from October 1, 2002 to the Closing Date; and to the knowledge of the Purchaser, the Outstanding Notes to be delivered by the Purchaser pursuant to this Agreement were acquired on October 1, 2002 by the Purchaser free of any pledges, liens, security interests, encumbrances or claims; and the Purchaser has full power and authority to effect the delivery of the Outstanding Notes as contemplated by this Agreement.

      14. Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchaser in accordance with its terms.

                                    Very truly yours,

                                    TECO ENERGY, INC.


                                    By:  /s/ Sandra W. Callahan
                                         ----------------------------
                                    Name:  Sandra W. Callahan
                                    Title: Vice President/Risk Management
                                           and Treasury and Treasurer



The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION


By:  /s/ James Bartlett
     ----------------------------
Name:  James Bartlett
Title: Managing Director

                                   SCHEDULE A

                        List of Significant Subsidiaries

1.  Tampa Electric Company

2.  TECO Power Services Corporation

3.  TECO Transport Corporation

4.  TECO Diversified, Inc.

5.  TECO Coal Corporation

                                      A-1